EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-235774 on Form S-3 and Registration Statement No. 333-198895 on Form S-8 of our reports dated March 2, 2021, relating to the financial statements of Vectrus, Inc. and effectiveness of Vectrus, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Denver Colorado
March 2, 2021